FORM 8-K


               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                         CURRENT REPORT


        Pursuant to Section 13 or 15(d) of the Securities
                      Exchange Act of 1934




                        February 1, 1994
        (Date of Report, date of earliest event reported)




                      KATY INDUSTRIES, INC.
     (Exact name of Registrant as specified in its charter)


     Delaware              1-55384            75-1277589
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification
incorporation)                                No.)



            853 Dundee Avenue, Elgin, Illinois  60120
      (Address of principal executive offices)   (Zip Code)



                         (312) 697-8900
      (Registrant's telephone number, including area code)



                         Not applicable
     (Former name or address, if changed since last report)

Item 7:   Financial Statements, Pro Forma Financial Information and
          Exhibits.

          (c)  Exhibits

               Exhibit A -    Press release dated January 31, 1994

                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              KATY INDUSTRIES, INC.
                              (Registrant)



                              By: /s/ John R. Prann, Jr.
                                   John R. Prann, Jr.,
                                   President




Dated:    January 31, 1994

                                                        EXHIBIT A

                            KATY NEWS


                                            FOR IMMEDIATE RELEASE


                          PRESS RELEASE


ELGIN, IL January 31, 1994 -- Katy Industries, Inc. (NYSE: KT) announced today that its Board of Directors concluded that it was not in the best interest of the Company and its shareholders to continue negotiating with Steinhardt/Pensler a merger agreement containing a dilutive option.

          The Board of Directors took further action appointing Charles W. Sahlman, Philip E. Johnson and William F. Andrews as a committee to evaluate and recommend to the Board of Directors at a March 8, 1994 Board of Directors meeting which of the following, a self tender at a fixed price, a Dutch auction or a dividend of not less than $10 per share (any one or combination of the foregoing) that the Company should take to maximize shareholder values. No assurance can be given as to whether or when any such action may be taken.

          Both of the foregoing actions were recommended to the Board of Directors by the Special Committee that had been evaluating the Steinhardt/Pensler proposal.

          Katy also announced that the date for its annual meeting of shareholders had been set for April 26, 1994 and that the record date for such meeting had been set as March 20, 1994.

          Katy Industries, Inc. is a diversified corporation with interests in industrial machinery, industrial components and consumer products.


Company contact:

Paul Kurowski, Corporate Secretary in Elgin at (312) 379-1121

                   __________________________
                      KATY INDUSTRIES, INC.

                          Headquarters
          853 DUNDEE AVENUE, ELGIN, ILLINOIS 60120-3089
             (708) 697-8900 - Chicago (312) 379-1121
                       FAX (312) 379-1130